UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 21, 2011
Associated Banc-Corp
(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Hansen Road, Green Bay, Wisconsin	54304

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 920-491-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On March 21, 2011, Associated Banc-Corp (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein, with respect to the issuance and sale of $300,000,000 aggregate principal amount of the Company’s 5.125% senior notes due 2016 (the “Offering”).
The Offering is more fully described in a prospectus supplement dated March 21, 2011 to the prospectus dated December 17, 2008 filed with the Securities and Exchange Commission as part of the Company’s Registration Statement on Form S-3 (Registration No. 333-156251) filed on December 17, 2008. This Current Report on Form 8-K is being filed to incorporate the Underwriting Agreement by reference into such Registration Statement. A copy of the Underwriting Agreement has been attached as Exhibit 1.1 to this Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
On March 21, 2011, the Company issued a press release announcing the pricing of the Offering, a copy of which has been attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
The following exhibits are being filed as part of this Report on Form 8-K:

Exhibit No.	Description
1.1
Underwriting Agreement, dated March 21, 2011, between Associated Banc-Corp and J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters named in Schedule 1 thereto.

99.1	Press release announcing the pricing of the Offering, dated March 21, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
March 25, 2011	By:	/s/ Brian R. Bodager
		Name:	Brian R. Bodager
		Title:	Chief Administrative Officer, General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description
1.1
Underwriting Agreement, dated March 21, 2011, between Associated Banc-Corp and J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters named in Schedule 1 thereto.

99.1	Press release announcing the pricing of the Offering, dated March 21, 2011.